EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2006, which appears on page F-2 of the Annual Report on Form 10-KSB of VendingData Corporation for the year ended December 31, 2005, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Piercy Bowler Taylor & Kern

Las Vegas, Nevada

April 12, 2006